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EXHIBIT 99

Investor Release
FOR IMMEDIATE RELEASE 10/22/03	FOR MORE INFORMATION CONTACT: Investors: Mary Healy, 630-623-6429 Media: Anna Rozenich, 630-623-7316

McDONALD'S REPORTS RECORD EPS OF $0.43 -
UP 13% FOR THIRD QUARTER

OAK BROOK, IL—McDonald's Corporation today announced positive results for the quarter and nine months ended September 30, 2003.

        Chairman and Chief Executive Officer Jim Cantalupo said, "Earnings per share increased 13% to a record high of 43 cents. This performance indicates that our revitalization plan is beginning to yield results. Our focused and disciplined approach is producing strong sales and profitability improvements in our U.S. business and improved trends in some international markets; still, there are many opportunities to improve our business as we move forward."

        Cantalupo reported the following highlights:

•
Diluted earnings per share for the quarter were $0.43, a 13% increase (8% in constant currencies).

•
Net income increased 12% (8% in constant currencies) to $547 million for the quarter.

•
Operating income increased 16% (10% in constant currencies) to $964 million for the quarter; U.S. operating income increased 19% to $571 million.

•
Systemwide sales and revenues were up 11% (7% in constant currencies) for the quarter.

•
Comparable unit sales for Brand McDonald's restaurants increased 3.9% worldwide and 9.5% in the U.S. for the quarter.

•
The Company repurchased $139 million of its common stock during the quarter.

        "In the U.S., our emphasis on improving the taste of our food, the introduction of Premium Salads and McGriddles, continued demand for the Dollar Menu's outstanding value, and other initiatives are generating almost one million new customer visits each day. While we are pleased with our customers' response to these innovations, our efforts remain aligned around delivering improved service and a superior overall restaurant experience.

        "Europe delivered its highest quarterly sales increase this year. While we've had solid performance in many European markets, improving results in our largest markets is critical to achieving our long-term sales and profit targets. To strengthen the business in these markets, we are working to increase relevance and customer visit frequency by enhancing our value positioning and adding more menu choices. I am confident that our European customers will notice the changes and respond favorably.

        "Around the world, we recently launched our first-ever global marketing initiative, 'i'm lovin' it'. This initiative is designed to reaffirm McDonald's marketing leadership and help keep McDonald's contemporary and relevant in the minds of our customers.

        "Financially, we have put in place a more disciplined capital allocation approach intended to maximize returns over the long term. Our free cash flow—cash from operations less capital expenditures—is significant and growing. We are paying down debt, buying back stock and paying a significantly higher dividend. These actions are aligned with our commitment to return cash to shareholders without compromising our financial strength or flexibility.

        "While we are encouraged by our current business momentum, we know that significant opportunities remain—particularly in the area of service. Every day, we have nearly 47 million occasions to demonstrate operational excellence and satisfy our customers. Our revitalization plan is designed to build on our strengths, address our challenges and deliver consistent, positive results."

OUTLOOK

The information provided below is as of October 2003.

•
McDonald's expects sales from new restaurants to add two to three percentage points to Systemwide sales growth in 2003 (in constant currencies). Most of this anticipated growth will result from restaurants opened in 2002. McDonald's expects new restaurants to add approximately one percentage point to sales growth in 2004 (in constant currencies). In 2003 net worldwide restaurant additions are expected to total 360, with 260 net traditional and 100 net satellite restaurants.

•
Through September 2003, comparable sales have increased 0.7% worldwide and 4.3% in the U.S., while Europe's comparable sales decreased 2.0% for this period. As a guideline, assuming no change in profit margins, one percentage point of comparable sales in the U.S. impacts annual earnings per share by 1.5 cents, and one percentage point of comparable sales in Europe impacts annual earnings per share by about one cent.

•
McDonald's expects 2003 selling, general & administrative expenses to increase 5% to 6% (2% in constant currencies) compared with 2002.

•
A significant part of McDonald's operating income is from outside the U.S., and more than 60% of total debt is denominated in foreign currencies. The Euro and the British Pound are the most significant currencies impacting our business. If the Euro and the British Pound both move 10% (compared with 2002 average rates), McDonald's annual reported earnings per share would change by about 4 to 5 cents. Through September 2003, foreign currency translation benefited diluted earnings per share by 6 cents.

•
For the year 2003, the Company previously indicated its net debt payments would be in the $300 million to $700 million range. The Company now expects net debt payments to be at the higher end of this range, and expects interest expense to increase 3% to 4% for the year.

•
McDonald's expects the effective income tax rate for the year 2003 to be about 33.5% to 34.0%.

•
McDonald's expects capital expenditures for 2003 to be approximately $1.2 billion in constant currencies. However, as a result of foreign currency translation, reported capital expenditures are expected to be closer to $1.3 billion.

•
McDonald's will return approximately $500 million to shareholders through dividends and $200 million to $300 million through share repurchases in 2003.

•
The Company's goals beginning in 2005 include achieving sustainable annual Systemwide sales and revenue growth of 3% to 5%, operating income growth of 6% to 7%, and return on incremental invested capital in the high teens.(1)

(1)
Return on incremental invested capital is defined as the change in operating income plus depreciation divided by the change in gross assets, and excludes the impact of changes in foreign currency exchange rates.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per common share data
			Inc/(Dec)
Quarters ended September 30,	2003	2002	$	%
Revenues
Sales by Company-operated restaurants	$3,351.2	$3,019.3	331.9	11
Revenues from franchised and affiliated restaurants	1,153.4	1,027.7	125.7	12
TOTAL REVENUES	4,504.6	4,047.0	457.6	11
Operating costs and expenses
Company-operated restaurant expenses	2,840.6	2,584.8	255.8	10
Franchised restaurants—occupancy expenses	236.0	214.2	21.8	10
Selling, general & administrative expenses	456.3	438.2	18.1	4
Other operating (income) expense, net	7.8	(20.0)	27.8	n/m
Total operating costs and expenses	3,540.7	3,217.2	323.5	10
OPERATING INCOME	963.9	829.8	134.1	16
Interest expense	93.8	93.8	—	—
Nonoperating expense, net	47.0	20.7	26.3	n/m
Income before provision for income taxes	823.1	715.3	107.8	15
Provision for income taxes	275.7	228.6	47.1	21
NET INCOME	$547.4	$486.7	60.7	12
NET INCOME PER COMMON SHARE-DILUTED	$0.43	$0.38	0.05	13
Weighted average common shares outstanding-diluted	1,281.0	1,280.5

  n/m
  Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars & shares in millions, except per common share data
			Inc/(Dec)
Nine months ended September 30,	2003	2002	$	%
Revenues
Sales by Company-operated restaurants	$9,397.0	$8,566.8	830.2	10
Revenues from franchised & affiliated restaurants	3,188.1	2,939.7	248.4	8
TOTAL REVENUES	12,585.1	11,506.5	1,078.6	9
Operating costs & expenses
Company-operated restaurant expenses	8,094.0	7,348.3	745.7	10
Franchised restaurants—occupancy costs	690.3	622.9	67.4	11
Selling, general & administrative expenses	1,319.1	1,226.0	93.1	8
Other operating (income) expense, net	17.0	(7.0)	24.0	n/m
Total operating costs & expenses	10,120.4	9,190.2	930.2	10
OPERATING INCOME	2,464.7	2,316.3	148.4	6
Interest expense	297.3	279.5	17.8	6
Nonoperating expense, net	88.5	53.1	35.4	n/m
Income before provision for income taxes	2,078.9	1,983.7	95.2	5
Provision for income taxes	696.4	647.8	48.6	8
Income before cumulative effect of accounting changes	1,382.5	1,335.9	46.6	3
Cumulative effect of accounting changes, net of tax	(36.8)	(98.6)	n/m	n/m
NET INCOME	$1,345.7	$1,237.3	108.4	9
PER COMMON SHARE—DILUTED:
Income before cumulative effect of accounting changes	$1.08	$1.04	0.04	4
Cumulative effect of accounting changes	$(0.03)	$(0.08)	n/m	n/m
Net income	$1.05	$0.96	0.09	9
Weighted average common shares outstanding—diluted	1,276.2	1,286.8

  n/m
  Not meaningful

McDONALD'S CORPORATION
CONSOLIDATED BALANCE SHEET

Dollars in millions
	September 30, 2003	December 31, 2002
ASSETS
Current assets
Cash and equivalents	$647.4	$330.4
Accounts and notes receivable	703.0	855.3
Inventories	116.2	111.7
Prepaid expenses and other current assets	471.9	418.0
Total current assets	1,938.5	1,715.4
Other assets
Investments in and advances to affiliates	1,092.2	1,037.7
Goodwill, net	1,763.6	1,559.8
Miscellaneous	1,041.2	1,074.2
Total other assets	3,897.0	3,671.7
Property and equipment
Property and equipment, at cost	27,884.2	26,218.6
Accumulated depreciation and amortization	(8,485.6)	(7,635.2)
Net property and equipment	19,398.6	18,583.4
Total assets	$25,234.1	$23,970.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$507.0	$635.8
Dividend Payable	508.0	0.0
Income taxes	125.1	16.3
Other taxes	209.0	191.8
Accrued interest	172.4	199.4
Accrued restructuring and restaurant closing costs	152.5	328.5
Accrued payroll and other liabilities	843.6	774.7
Current maturities of long-term debt	115.8	275.8
Total current liabilities	2,633.4	2,422.3
Long-term debt	9,291.7	9,703.6
Other long-term liabilities and minority interests	668.0	560.0
Deferred income taxes	992.4	1,003.7
Shareholders' equity
Common stock	16.6	16.6
Additional paid-in capital	1,808.4	1,747.3
Unearned ESOP compensation	(97.9)	(98.4)
Retained earnings	20,043.3	19,204.4
Accumulated other comprehensive income (loss)	(1,018.7)	(1,601.3)
Common stock in treasury	(9,103.1)	(8,987.7)
Total shareholders' equity	11,648.6	10,280.9
Total liabilities and shareholders' equity	$25,234.1	$23,970.5

SUPPLEMENTAL INFORMATION

Impact of Foreign Currencies on Reported Results

        Information in constant currencies excludes the effect of foreign currency translation on reported results. Constant currency results are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results in constant currencies and bases certain compensation plans on these results because it believes these results better represent the Company's underlying business trends.

•
Foreign currency translation had a positive impact on the growth rates of consolidated revenue, operating income and earnings per share for the quarter and nine months, primarily due to the stronger Euro.

Comparable Sales and Revenues

COMPARABLE SALES*—McDONALD'S RESTAURANT BUSINESS
	Percent Increase/(Decrease)
	Quarters ended September 30		Nine months ended September 30
	2003	2002	2003	2002
U.S.	9.5	(2.8)	4.3	(1.6)
Europe	(0.1)	(1.3)	(2.0)	2.0
APMEA	(3.9)	(8.1)	(6.2)	(9.2)
Latin America	(1.8)	3.6	2.5	(2.1)
Canada	0.7	(0.9)	(1.8)	(2.0)
Brand McDonald's	3.9	(3.0)	0.7	(2.1)

  *
  Comparable sales represent the percent change in constant currency sales from the same period in the prior year for all Systemwide restaurants in operation at least thirteen months.

        Revenues include sales by Company-operated restaurants and fees from restaurants operated by franchisees or affiliates under joint-venture agreements. These fees include rent, service fees and/or royalties that are based on a percent of sales with specified minimum payments, along with initial fees.

TOTAL REVENUES

Dollars in millions
Quarters ended September 30,
	2003			2002
					As Rept'd % Inc (Dec)	Constant Currency* % Inc (Dec)
	As Rept'd	Currency Translation Impact	Constant Currency*	As Rept'd
U.S.	$1,593.5	n/a	$1,593.5	$1,408.1	13	n/a
Europe	1,525.4	$(134.5)	1,390.9	1,380.7	10	1
APMEA	659.3	(31.0)	628.3	623.7	6	1
Latin America	221.3	0.1	221.4	201.2	10	10
Canada	213.8	(24.9)	188.9	172.9	24	9
Partner Brands	291.3	(0.6)	290.7	260.4	12	12
Total revenues	$4,504.6	$(190.9)	$4,313.7	$4,047.0	11	7

Nine months ended September 30,

U.S.	$4,460.6	n/a	$4,460.6	$4,076.3	9	n/a
Europe	4,291.2	$(535.8)	3,755.4	3,789.1	13	(1)
APMEA	1,811.8	(87.1)	1,724.7	1,788.0	1	(4)
Latin America	620.4	86.9	707.3	619.4	—	14
Canada	561.6	(53.1)	508.5	473.7	19	7
Partner Brands	839.5	(1.1)	838.4	760.0	10	10
Total revenues	$12,585.1	$(590.2)	$11,994.9	$11,506.5	9	4

  *
  Information in constant currencies excludes the effect of foreign currency translation on reported results.

  n/a
  Not applicable

•
U.S.: Continued strong customer response to the new Premium Salads and McGriddles breakfast sandwiches, popular Happy Meals, extended hours, continued everyday value and focus on improved food taste and service, all contributed to the revenue increases for the quarter and nine months.

•
Europe: Expansion in France and strong performance in Russia were offset by continued negative trends in the U.K. and Germany for the quarter and nine months.

•
APMEA: Revenues for the quarter and nine months were impacted by positive comparable sales in Australia, expansion in China and weak results in South Korea and Taiwan. For the nine months, revenues were also affected by concerns about SARS (Severe Acute Respiratory Syndrome).

•
Latin America: Revenues increased for both periods in constant currencies primarily due to a higher percentage of Company-operated restaurants in 2003.

Operating Margins

COMPANY-OPERATED AND FRANCHISED RESTAURANT MARGINS—
McDONALD'S RESTAURANT BUSINESS*

Dollars in millions
	Percent		Amount
Quarters ended September 30,	2003	2002	2003	2002	% Inc/ (Dec)
Company-operated
U.S.	18.6	15.5	$175.5	$128.5	37
Europe	17.0	17.1	197.5	182.0	9
APMEA	12.2	12.2	71.4	68.0	5
Latin America	5.7	10.1	11.4	17.4	(34)
Canada	17.1	15.1	29.7	20.7	43
Total	15.9	15.1	$485.5	$416.6	17
Franchised
U.S.	80.4	79.6	$524.3	$462.5	13
Europe	77.4	77.6	281.6	244.5	15
APMEA	86.7	86.1	65.0	56.7	15
Latin America	64.7	69.3	14.1	20.3	(31)
Canada	79.3	80.6	31.8	28.9	10
Total	79.5	79.2	$916.8	$812.9	13

	Percent		Amount
Nine months ended September 30,	2003	2002	2003	2002	% Inc/ (Dec)
Company-operated
U.S.	17.3	16.7	$461.6	$394.9	17
Europe	15.5	16.0	509.7	468.8	9
APMEA	9.9	12.3	159.4	196.3	(19)
Latin America	7.1	9.2	39.6	48.4	(18)
Canada	14.5	14.6	66.0	55.2	20
Total	14.4	14.9	$1,236.3	$1,163.6	6
Franchised
U.S.	79.5	79.5	$1,429.6	$1,357.6	5
Europe	75.8	76.9	766.9	653.7	17
APMEA	85.0	86.1	175.1	162.9	7
Latin America	64.9	68.1	41.7	64.4	(35)
Canada	78.3	79.4	83.0	76.8	8
Total	78.3	78.8	$2,496.3	$2,315.4	8

  *
  Operating margin information relates to McDonald's restaurant business and excludes Partner Brands.

•
Combined operating margin dollars increased $172.8 million or 14% for the quarter and $253.6 million or 7% for the nine months. The U.S. and Europe segments accounted for more than 80% of the combined margin dollars in both periods of 2003 and 2002.

•
U.S.: Company-operated margin percent increased for both periods primarily due to positive comparable sales and lower payroll as a percent of sales due to improved productivity, partly offset by increased commodity costs.

•
Europe: Company-operated margin percent declined for both periods due to weak performance in the U.K., partly offset by improved margin performance in Germany and France.

•
APMEA: Company-operated margin percent benefited from SARS-related sales tax relief received from the Chinese government.

•
The increase in the consolidated franchised margin percent for the quarter reflects positive comparable sales partly offset by higher occupancy costs, due in part to an increased proportion of leased sites. Positive comparable sales were more than offset by these higher occupancy costs for the nine months.

Selling, General & Administrative Expenses

•
Selling, general & administrative expenses increased 4% for the quarter and 8% for the nine months partly due to higher marketing costs related to the introduction of the new 'i'm lovin' it' campaign, and higher performance-based incentive compensation. The nine months also included approximately $14 million in severance costs, primarily associated with streamlining restaurant development functions, and $11 million of incremental marketing in the second quarter, principally in the U.S. In addition, stronger foreign currencies impacted selling, general & administrative expenses by $14.6 million for the quarter and $44.2 million for the nine months, contributing to the increases.

Other Operating (Income) Expense, Net

OTHER OPERATING (INCOME) EXPENSE, NET Dollars in millions
	Quarters ended September 30		Nine months ended September 30
	2003	2002	2003	2002
Gains on sales of restaurant businesses	$(11.5)	$(38.1)	$(42.3)	$(78.5)
Equity in earnings of unconsolidated affiliates	(20.7)	(14.1)	(24.2)	(29.5)
Front counter service system payments—U.S.	—	—	—	21.6
Asset impairment—Latin America and Turkey	—	—	—	43.0
Other expense	40.0	32.2	83.5	36.4
Total	$7.8	$(20.0)	$17.0	$(7.0)

•
Equity in earnings of unconsolidated affiliates for the quarter and nine months reflected weaker results from our Japanese affiliate in 2003 and stronger performance in the U.S.

•
Other expense for both periods reflected higher provisions for uncollectible receivables in 2003 compared with 2002. In addition, the nine months 2003 included about $25 million of costs in the U.S. as a result of management's decision to significantly reduce capital expenditures.

Operating Income

OPERATING INCOME Dollars in millions
	2003			2002
Quarters ended September 30,	As Rept'd	Currency Trans- lation Impact	Constant Currency*	As Rept'd	As Rept'd % Inc (Dec)	Constant Currency* % Inc (Dec)
U.S.	$571.0	n/a	$571.0	$479.9	19	n/a
Europe	382.6	$(38.5)	344.1	336.3	14	2
APMEA	91.4	(7.8)	83.6	84.2	9	(1)
Latin America	(20.2)	3.4	(16.8)	6.7	n/m	n/m
Canada	47.3	(5.6)	41.7	39.3	20	6
Partner Brands	(0.2)	0.3	0.1	(10.1)	98	n/m
Corporate	(108.0)	n/a	(108.0)	(106.5)	(1)	n/a
Total operating income	$963.9	$(48.2)	$915.7	$829.8	16	10

Nine months ended September 30,
U.S.	$1,480.0	n/a	$1,480.0	$1,400.0	6	n/a
Europe	980.8	$(134.0)	846.8	877.7	12	(4)
APMEA	208.7	(19.8)	188.9	229.6	(9)	(18)
Latin America	(15.2)	(0.3)	(15.5)	(2.7)	n/m	n/m
Canada	114.4	(11.3)	103.1	104.8	9	(2)
Partner Brands	(23.4)	1.1	(22.3)	(28.7)	18	22
Corporate	(280.6)	n/a	(280.6)	(264.4)	(6)	n/a
Total operating income	$2,464.7	$(164.3)	$2,300.4	$2,316.3	6	(1)

  *
  Information in constant currencies excludes the effect of foreign currency translation on reported results.

  n/a
  Not applicable

  n/m
  Not meaningful

•
U.S.: Higher combined operating margin dollars were partly offset by lower other operating income for both periods and higher selling, general & administrative expenses for the nine months. Selling, general & administrative expenses were relatively flat for the quarter.

•
Europe: Both periods reflect positive results in France and weak results in Germany and the U.K.

•
APMEA: For the quarter, positive results in Australia and the sales tax relief benefit in China were offset by weak results in other markets. For the nine months, operating income decreased due to negative comparable sales, compounded by concerns about SARS. Results for the nine months 2002 included $15.9 million of asset impairment charges in Turkey.

•
Latin America: The declines for both periods reflected weak results in Brazil and Argentina, and higher provisions for uncollectible receivables. In addition, Latin America's results for the nine months were negatively impacted by the national strike in Venezuela. Results for the nine months 2002 included $27.1 million of asset impairment charges.

INTEREST, NONOPERATING EXPENSE AND INCOME TAXES

•
Interest expense was flat for the quarter but increased for the nine months due to stronger foreign currencies.

•
Nonoperating expense for both periods reflected an $11 million loss on the early extinguishment of $200 million of debt in July 2003. In addition, the nine months reflected higher foreign currency translation losses in 2003 compared with 2002.

•
The effective income tax rate for both periods in 2003 was 33.5% compared with 32.0% for third quarter 2002 and 32.7% for the nine months 2002.

CUMULATIVE EFFECT OF ACCOUNTING CHANGES

•
First quarter 2003 included a charge of $36.8 million after tax ($0.03 per diluted share) for the cumulative effect of an accounting change that impacted lease obligations in certain international markets.

•
First quarter 2002 included a charge of $98.6 million after tax ($0.08 per diluted share) to reflect the cumulative effect of an accounting change that impacted goodwill.

FORWARD-LOOKING STATEMENTS

Certain forward-looking statements are included in this release. They use such words as "may," "will," "expect," "believe," "plan" and other similar terminology. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: effectiveness of operating initiatives; success in advertising and promotional efforts; changes in global and local business and economic conditions, including their impact on consumer confidence; fluctuations in currency exchange and interest rates; food, labor and other operating costs; political or economic instability in local markets, including the effects of war and terrorist activities; competition, including pricing and marketing initiatives and new product offerings by the Company's competitors; consumer preferences or perceptions concerning the Company's product offerings; spending patterns and demographic trends; availability of qualified restaurant personnel; severe weather conditions; existence of positive or negative publicity regarding the Company or its industry generally; effects of legal claims; cost and deployment of capital; changes in future effective tax rates; changes in governmental regulations; and changes in applicable accounting policies and practices. The foregoing list of important factors is not all inclusive.

        The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RELATED COMMUNICATIONS

        McDonald's Corporation will broadcast its investor conference call live over the Internet at 11:30 a.m. Central Time on October 22, 2003. For access, go to www.investor.mcdonalds.com. An archived replay of this webcast will be available for a limited time.

        See the Company's website for additional, detailed information related to company-operated margins and Systemwide restaurants for the quarter and nine months ended September 30, 2003.

        Jim Cantalupo, Chairman and Chief Executive Officer, and Matthew Paull, Chief Financial Officer, will participate in the Morgan Stanley Global Consumer Conference on November 5 at 9:20 a.m. Eastern Time. McDonald's presentation will be webcast live and available for replay for a limited time at www.investor.mcdonalds.com.

        The Company plans to release October sales information on November 7.

MCDONALD'S CORPORATION SYSTEMWIDE SALES PERCENT INCREASE/(DECREASE)*
	Quarters ended September 30, 2003		Nine months ended September 30, 2003
	As Rept'd % Inc (Dec)	Constant Currency** % Inc (Dec)	As Rept'd % Inc (Dec)	Constant Currency** % Inc (Dec)
U.S.	12	n/a	7	n/a
Europe	14	3	17	1
APMEA	2	(3)	3	(4)
Latin America	—	1	(9)	3
Canada	19	5	13	2
Partner Brands	11	11	10	10
Total sales	11	7	9	4
COMPANY-OPERATED SALES Dollars in millions
	2003			2002
					As Rept'd % Inc (Dec)	Constant Currency* % Inc (Dec)
Quarters ended September 30,	As Rept'd	Currency Translation Impact	Constant Currency**	As Rept'd
U.S.	$941.7	n/a	$941.7	$827.2	14	n/a
Europe	1,161.4	(93.2)	1,068.2	1,065.6	9	—
APMEA	584.3	(22.9)	561.4	557.9	5	1
Latin America	199.6	(0.9)	198.7	171.9	16	16
Canada	173.7	(20.3)	153.4	137.0	27	12
Partner Brands	290.5	(0.6)	289.9	259.7	12	12
Total	$3,351.2	(137.9)	$3,213.3	$3,019.3	11	6

Nine months ended September 30,
U.S.	$2,662.3	n/a	$2,662.3	$2,368.5	12	n/a
Europe	3,279.8	(381.1)	2,898.7	2,939.5	12	(1)
APMEA	1,605.9	(65.1)	1,540.8	1,598.8	—	(4)
Latin America	556.1	78.0	634.1	524.7	6	21
Canada	455.4	(43.1)	412.3	376.9	21	9
Partner Brands	837.5	(1.1)	836.4	758.4	10	10
Total	$9,397.0	(412.4)	$8,984.6	$8,566.8	10	5

  *
  Systemwide sales represent sales at all McDonald's restaurants: Company-operated, franchised and affiliated. Management believes Systemwide sales information is useful in analyzing the Company's revenues because franchisees and affiliates pay rent, service fees and/or royalties that generally are based on a percent of sales with specified minimum payments.

  **
  Information in constant currencies excludes the effect of foreign currency translation on reported results.

  n/a
  Not applicable

MCDONALD'S CORPORATION NET INCOME AND DILUTED NET INCOME PER COMMON SHARE Dollars in millions, except per common share data
	2003			2002
					As Rept'd % Inc (Dec)	Constant Currency* % Inc (Dec)
Quarters ended September 30,	As Rept'd	Currency Translation Impact	Constant Currency*	As Rept'd
Net income	$547.4	$(23.4)	$524.0	$486.7	12	8
Net income per common share diluted	0.43	(0.02)	0.41	0.38	13	8

Nine months ended September 30,
Income before cumulative effect of accounting changes	$1,382.5	$(83.3)	$1,299.2	$1,335.9	3	(3)
Net income	1,345.7	(83.3)	1,262.4	1,237.3	9	2
Per common share—diluted:
Income before cumulative effect of accounting changes	1.08	(0.06)	1.02	1.04	4	(2)
Net income	1.05	(0.06)	0.99	0.96	9	3

  *
  Information in constant currencies excludes the effect of foreign currency translation on reported results.

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  EXHIBIT 99
McDONALD'S REPORTS RECORD EPS OF $0.43 - UP 13% FOR THIRD QUARTER
McDONALD'S CORPORATION CONDENSED CONSOLIDATED STATEMENT OF INCOME
McDONALD'S CORPORATION CONDENSED CONSOLIDATED STATEMENT OF INCOME
McDONALD'S CORPORATION CONSOLIDATED BALANCE SHEET